Exhibit 4.2

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

WARRANT TO PURCHASE COMMON STOCK

OF

CAMBRIDGE HEART, INC.

THIS WARRANT (the “Warrant”) certifies that, for value received, ________________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on December 20, 2015 (the “Expiration Date”) but not thereafter, to subscribe for and purchase from Cambridge Heart, Inc., a Delaware corporation (the “Company”), up to ___________ shares of the common stock of the Company (the “Selling Agent Warrant Shares”) at a purchase price equal to $0.25 per share (the “Exercise Price”).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement, dated of even date herewith, by and between the Company and the purchasers signatory thereto (the “Purchase Agreement”).

Section 2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Expiration Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto as Exhibit A and the payment of the Exercise Price for the Selling Agent Warrant Shares so purchased by wire transfer or cashier’s check drawn on a United States bank. Upon exercise of the Warrant, the Company shall issue and deliver to the person or person entitled to receive the same, a certificate or certificates for the number of Selling Agent Warrant Shares issuable upon such exercise.

(b) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exchange this Warrant on a cashless basis, in whole or in part (a “Cashless Exercise”), for the number of Selling Agent Warrant Shares determined in accordance with this Section 2(b) by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto indicating the Holder’s intent to effect such exchange. In connection with any Cashless Exercise, the Company shall issue to the Holder the number of Selling Agent Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the average closing price for the five Trading Days immediately preceding the date of such election;

(B) = the Exercise Price; and

(X) = the number of shares covered by the Warrant which the Holder has elected to exchange pursuant to this Section 2(b).

(c) Mechanics of Exercise.

i. Authorization of Common Stock. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of all of the shares of Common Stock issuable upon the exercise of the Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing certificates to execute and issue the necessary certificates for the Selling Agent Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company covenants that the Selling Agent Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company will take all such reasonable action as may be necessary to assure that the Selling Agent Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

ii. Delivery of Certificates Upon Exercise. Certificates for the Selling Agent Warrant Shares purchased hereunder shall be delivered to the Holder within three (3) Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the Exercise Price as set forth above (“Warrant Delivery Date”). This Warrant shall be deemed to have been exercised on the date the payment of the principal amount is received by the Company. The Selling Agent Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such security for all purposes, as of the date the Warrant has been exercised by payment to the Company of the principal amount and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(ii) prior to the issuance of such security, have been paid.

iii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the Selling Agent Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Selling Agent Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv. Rescission Rights. If the Company fails to deliver to the Holder a certificate or certificates representing the Selling Agent Warrant Shares pursuant to Section 2(c)(ii) by the Warrant Delivery Date, then the Holder will have the right to rescind such exercise.

v. Charges, Taxes and Expenses. Issuance of certificates for Selling Agent Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Selling Agent Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi. Closing of Books. The Company will not close its records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issuable by the Company pursuant to the Warrants issued in connection with the Purchase Agreement), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b) Fundamental Transaction. In case of any reclassification, capital reorganization, exchange of shares, liquidation, recapitalization or change of the Common Stock (other than as a result of a subdivision, combination, stock dividend or reclassification provided for in Section 3(a) hereof), or in case of any consolidation or merger of the Company with or into another corporation or entity (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or capital reorganization or change of the outstanding Common Stock) or in case of any sale, lease or conveyance to another corporation or entity of all or substantially all of the assets of the Company, then the Company shall, as a condition precedent to such transaction, cause lawful and effective provisions to be made (and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder) so that the Holder shall have the right thereafter upon exercise of this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization, exchange of shares, liquidation, recapitalization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been received upon conversion of this Warrant immediately prior to such reclassification, capital reorganization, exchange of shares, liquidation, recapitalization, change, consolidation, merger, sale or conveyance, and in any such event, such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition described above, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such assets shall assume, by written instrument executed and mailed or delivered to the Holder of this Warrant at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities, cash or properties as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, exchanges, liquidations, recapitalizations, changes, consolidations, mergers, sales, transfers or other dispositions, if any.

(c) Calculations. All calculations and adjustments to the Exercise Price under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) outstanding.

(d) Notice to Holder. The Company shall promptly give written notice of any adjustment under this Section 3 to the Holder, which notice shall include a brief statement of the facts requiring such adjustment.

(e) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5(a) and 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Selling Agent Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary

(d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

Section 5. Reservation of Stock. The Company covenants that during the period this Warrant is outstanding, it shall have authorized, reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such Selling Agent Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. The Company covenants that all Selling Agent Warrant Shares that may be issued upon the exercise of the purchase rights represented by this Warrant are duly authorized and upon due exercise of this Warrant, will be validly issued, fully paid and nonassessable and free from all Liens imposed by the Company other than the restrictions on transfer provided for in the Transaction Documents. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing certificates to execute and issue the necessary certificates for the Selling Agent Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Selling Agent Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Section 6. Representations and Warranties of the Company. This Warrant has been entered into by the Holder in reliance upon the following representations and covenants of the Company:

(a) Authorization. This Warrant has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Valid Issuance. Upon the due exercise of this Warrant, the Selling Agent Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of this Warrant.

(c) No Conflict. The execution and delivery of this Warrant by the Company and the consummation by the Company of the transactions contemplated hereby does not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

Section 7. Representations and Warranties of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder:

(a) No Public Sale or Distribution. The Holder (i) is acquiring this Warrant and upon exercise of this Warrant will acquire the Selling Agent Warrant Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, the

Holder does not agree, or make any representation or warranty, to hold this Warrant or the Selling Agent Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Selling Agent Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Holder is acquiring this Warrant and the Selling Agent Warrant Shares in the ordinary course of its business. The Holder does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute this Warrant and the Selling Agent Warrant Shares in violation of applicable securities laws.

(b) Accredited Investor Status. The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. The Holder understands this Warrant and the Selling Agent Warrant Shares are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire this Warrant and the Selling Agent Warrant Shares.

(d) Information. The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of this Warrant and the Selling Agent Warrant Shares which have been requested by the Holder. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Holder understands that its investment in this Warrant and the Selling Agent Warrant Shares involves a high degree of risk. The H older has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of this Warrant and the Selling Agent Warrant Shares.

(e) No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of this Warrant and the Selling Agent Warrant Shares or the fairness or suitability of the investment in this Warrant and the Selling Agent Warrant Shares nor have such authorities passed upon or endorsed the merits of the offering of this Warrant and the Selling Agent Warrant Shares.

Section 8. Registration Rights. The Company hereby agrees to include in the Registration Statement (as defined in the Purchase Agreement) the Selling Agent Warrant Shares, which shall be registered for resale pursuant to such Registration Statement.

Section 9. Miscellaneous.

(a) Title to the Warrant. Prior to the Expiration Date and subject to compliance with applicable laws and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

(b) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Selling Agent Warrant Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

(c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any certificate relating to the Selling Agent Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or certificate, if mutilated, the Company will make and deliver a new Warrant or certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or certificate.

(d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

(e) No Impairment. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant or the Selling Agent Warrant Shares, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant and the Selling Agent Warrant Shares against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Selling Agent Warrant Shares upon the exercise of this Warrant and (b) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant and the Selling Agent Warrant Shares. Before taking any action which would result in an adjustment in the Selling Agent Warrant Shares for which this Warrant is exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(g) Restrictions. The Holder acknowledges that the Selling Agent Warrant Shares acquired upon the exercise of this Warrant, if not then registered, will have restrictions upon resale imposed by state and federal securities laws.

(h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Expiration Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(i) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Selling Agent Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of the Holder from time to time of this Warrant and shall be enforceable by the Holder.

(m) Modification. The provisions of this Warrant may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Holder.

(n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: December 20, 2010

CAMBRIDGE HEART, INC.

By:
Name: Ali Haghighi-Mood
Title: President and Chief Executive Officer

Exhibit A

NOTICE OF EXERCISE

TO:	CAMBRIDGE HEART, INC.

(1) The undersigned hereby elects to purchase              shares of Common Stock of Cambridge Heart, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment in full, together with all applicable transfer tax;

(2) Payment shall take the form of (check applicable box):

[    ] lawful money of the United States; or

[    ] the cancellation of              Selling Agent Warrant Shares, in accordance with the formula set forth in subsection 2(b).

(3) Please issue a certificate or certificates representing said Common Stock in the name of the undersigned or in such other name as is specified below (please include social security or other tax identification number):

(4) The Common Stock shall be delivered to the following:

(5) The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity or Individual:

Signature of Authorized Signatory of Investing Entity or Individual:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

.

Dated: ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.